Exhibit B

SOLD NOTE

Transferee	CHOW Ying Ying
Address	[*]
Occupation	Merchant

Name of company in which the share(s) to be transferred -

PTLE Limited

(Incorporated in British Virgin Islands)

Number of share(s)	*7* Ordinary	of	USDI.00	each
Consideration received	USD300,000.00

(Transferor) /s/ HO TAK WING
HO Tak Wing

Dated - 8 AUG 2025

BOUGHT NOTE

Transferor	HO Tak Wing
Address	[*]
Occupation	Merchant

Name of company in which the share(s) to be transferred -

PTLE Limited

(Incorporated in British Virgin Islands)

Number of share(s)	*7* Ordinary	of	USDJ.00	each
Consideration paid	USD300,000.00

Transferee

/s/ CHOW Ying Ying
CHOW Ying Ying

Dated 8 AUG 2025